UNITED STATES
  SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549
 _____________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 8, 2017

KEY TECHNOLOGY, INC.
(Exact name of registrant as specified in its charter)

OREGON	0-21820	93-0822509
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

150 Avery Street
Walla Walla, Washington 99362
(Address of principal executive offices) (Zip Code)

(509) 529-2161
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 5	CORPORATE GOVERNANCE AND MANAGEMENT
ITEM 5.07	Submission of Matters to a Vote of Security Holders

The annual meeting of shareholders of the Company was held on February 8, 2017. A brief description of each 2017 proposal voted on at the annual meeting and the number of votes cast for, against, withheld and broker non-votes on each proposal is set forth below.

Proposal 1 - The following persons were elected to the Company's Board of Directors to hold office until the 2020 annual meeting of shareholders or until a successor is duly elected and qualified:

	Votes For	Votes Withheld	Broker Non-Votes
Robert M. Averick	4,509,562	195,563	836,083
John J. Ehren	4,383,439	321,686	836,083
Richard Lawrence	4,183,580	521,545	836,083

Proposal 2 - The advisory (non-binding) proposal regarding approval of the fiscal 2016 compensation of the Company's named executive officers received the following vote:

Votes For:	4,410,293
Votes Against:	278,828
Abstentions:	16,004
Broker Non-Votes:	836,083

Proposal 3 - The advisory (non-binding) proposal regarding the frequency of advisory approval of the compensation of the Company's named executive officers received the following vote:

Votes For One Year:	4,568,483
Votes For Two Years:	96,482
Votes For Three Years:	23,846
Abstentions:	16,314

Proposal 4 - The ratification of the selection of Grant Thornton LLP to serve as the Company's independent registered public accountants for fiscal 2017 received the following vote:

Votes For:	5,538,979
Votes Against:	729
Abstentions:	1,500
Broker Non-Votes:	—

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KEY TECHNOLOGY, INC.

/s/ Jeffrey T. Siegal
Jeffrey T. Siegal
Senior Vice President and Chief Financial Officer

Dated: February 10, 2017